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                                                                    EXHIBIT 10.2

                       ARTICLE I - BASIC LEASE PROVISIONS


        Each reference in this Lease to titles or terms contained in Article I shall be deemed to incorporate the applicable definitions or data. The Exhibits attached to this Lease are incorporated by reference.

Date of Lease:                  December 28, 1998

Commencement Date:              March 1, 1999, Anticipated per Article III

Rent Commencement Date:         March 1, 1999

Landlord:                       NAM Partners, L.P.

Landlord's Mailing              NAM Partners, L.P.
Address:                        c/o Yale Properties USA
                                6256 Greenwich Drive
                                Suite 230
                                San Diego, CA 92122

Tenant:                         Brooktrout Technology, Inc.,
                                a Massachusetts corporation

Tenant's Mailing                Brooktrout Technology, Inc.
Address:                        Attn:  Stephen A. Ide
                                152 Second Avenue
                                Needham, MA  02194

Premises:                       Approximately Thirty Six Thousand One Hundred
                                Seventy Nine (36,179) square feet shown on
                                Exhibit in portions of the Buildings (the
                                "Building") located in that certain
                                Office/Industrial Park entitled "North Andover
                                Mills" (the "Park"), and situated on the property (the "Property") legally described in the description attached hereto as Exhibit B.

Term:                           Five (5) Years, beginning on the Commencement
                                Date.

Permitted Use:                  All or any part of the Premises may be used for
                                the following permitted uses: Office, research and development, light assembly, and light
                                "high-tech" manufacturing provided same (a) does not cause noise, odors, vibrations, waste, or other emanations, and (b) are in character with and harmonious with office use; and further provided all of the foregoing are permitted by applicable laws, rules and regulations, and for no other use or purpose.

Base Rent:                      Minimum Base Monthly Rental shall be as follows:

                                Year 1      3/l/99-2/28/00      $21,666.67
                                Year 2      3/l/00-2/28/01      $37,384.97
                                Year 3      3/l/01-2/28/02      $39,254.22


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                                Year 4      3/l/02-2/28/03      $41,216.93
                                Year 5      3/l/03-2/28/04      $43,277.77

Lease Year:                     Twelve (12) month period beginning on the
                                Commencement Date (plus any partial month) and each anniversary thereof.

Additional Rent:                All sums, other than Base Rent, due from Tenant
                                pursuant to the terms of this Lease.

Pro Rata Share:                 Tenant's Pro Rata Share shall be determined from
                                time to time during the Term by Landlord and shall be based upon the ratio between the rentable square footage of the Premises and the rentable square footage of the space in all of the buildings located on the Property which utilize the specific utility or service provided by Landlord.

Base Year:                      1999

Security Deposit:               N/A

Rent Payable Upon Execution:    $21,666.67 for the period March 1, 1999 through
                                March 31, 1999.

Broker:                         Fallon, Hines & O'Connor


                              ARTICLE II - PREMISES

        2.1 PREMISES. On the terms set forth herein, Landlord leases to Tenant, and Tenant accepts from Landlord, the Premises.

        2.2 COMMON AREAS. The term "Common Areas" shall mean all areas within the Property which are available for the common use of tenants of the Property from time to time, as designated by Landlord, including but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, landscaping and planted areas, as well as lobbies, corridors, elevators, and stairways which provide access to the Premises. In addition, if the Premises include less than the entire rentable floor area of any floor, the term "Common Areas" shall include the common toilets, corridors and elevator lobby of such floor. Landlord may, from time to time, change the size, location, nature and use of any of the Common Areas, in any manner whatsoever. Tenant acknowledges that such activities may result in an inconvenience or interruption to Tenant, but Tenant shall not be entitled to any reduction in rent, or damages resulting from such interference or interruption, unless such change(s) substantially impair tenant's ability to continue its use of the Premises as set forth in this Lease. Landlord shall use reasonable efforts to minimize any inconvenience or interruption to Tenant In the event such activity by Landlord results in interruption of Tenants use of the Premises for a period which exceed twenty-four (24) hours, and such interruption has a material adverse effect on Tenant's ability to continue its permitted use of the Premises, the Base Rent shall, be reduced proportionately based on the area of the Premises effected and therefore not used by Tenant until the earlier of when the interruption of use is corrected or when Tenant begins using the area.




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        Tenant shall have the non-exclusive right to use the Common Areas
(excepting the parking areas which are addressed in Section 2.4 below) for the intended purposes, subject to reasonable rules and regulations established by Landlord from time to time. Tenant shall abide by such rules and regulations; shall, to the extent Tenant becomes or is made aware of any violation by an invitee of Tenant, advise such invitee of such violation, and request that such invitee conform to Landlord's rules and regulations, and shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas. At any time, Landlord may close, relocate, or reconstitute any Common Area, improve the Property or to protect Landlord's rights with respect to the Property, as long as said activity does not have a material adverse effect on Tenants ability to continue its permitted use of the Premises. Landlord shall maintain or arrange to repair and maintain the Common Areas and machinery and equipment serving Common Areas, in good condition, subject to reasonable wear and tear.

        2.3 LANDLORD'S RESERVATIONS. Landlord reserves the right, from time to time, provided Landlord uses reasonable efforts to limit unreasonable interference with Tenant's use: (a) to install use, maintain repair, replace and relocate for service to the Premises and other parts of the Building (or either), pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent to or better than the Original Installations, replacements and relocations referred to in clause (a) above shall be located so far as reasonable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Landlord also reserves the right, from time to time, to: (x) change the name or street address of the Building, (y) install and maintain signs on the exterior and the interior of the Building, and (z) possess passkeys to the Premises.

        Landlord acknowledges that such activities as described above may adversely affect Tenants use of the Premises and agrees to make reasonable efforts not to interfere with Tenants use of the Property. Landlord shall not enter the Premises to perform said activities without prior reasonable notice to Tenant. Landlord shall, however, have the right to enter the premises in case of an emergency or after an Event of Default, without notice to Tenant.

        2.4 PARKING. Tenant shall be entitled to park in common with other tenants of Landlord, and receive its pro-rata share of unreserved parking spaces. Tenant agrees not to overburden the parking facilities by utilizing more than its pro-rata share of parking and agrees to cooperate with Landlord and other Tenants in the use of parking facilities. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Landlord. Landlord reserves the right, in its absolute discretion, to determine whether parking facilities are becoming overcrowded, and in such event, to allocate parking spaces among Tenants or to designate areas within which Tenant must park. Tenant and Tenant's employees, visitors and customers assume all responsibility for damage and theft to vehicles. Tenant shall provide Landlord with the license plate numbers of all of its employees who commute by automobile. Landlord reserves the right to cause to be towed the automobiles of Tenant's employees, agents, customers or visitors who park outside the designated parking areas. Tenant's rights hereunder may not be transferred.


                ARTICLE III - TERM; LANDLORD'S AND TENANT'S WORK

        3.1 TERM. The term of this Lease shall be as specified in the Basic Lease Provisions set forth in Article 1. The term of this Lease shall also include any fraction of a calendar month between the commencement of the Term ("Commencement Date") and the first day of the first full calendar month thereof.




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        3.2    COMMENCEMENT DATE. The Commencement Date shall be the earlier of
(i) the date on which Landlord tenders possession of the Premises or any part thereof or (ii) the date on which Leasehold Improvements (as set forth in Exhibit C) are substantially completed. Substantial completion of the Leasehold Improvements, for purposes of this provision shall mean completion of construction sufficient for Tenant to occupy the Premises for fixturing or for the use intended, including completion of HVAC, electrical service and floor finishes, and Landlord's obtaining a temporary certificate of occupancy, subject only to punchlist items and Landlord obtaining a fire certificate of occupancy for the Premises.

               (a) Possession of the Premises shall be deemed tendered to Tenant ("Tender of Possession") when (1) the Leasehold improvements to be provided by Landlord under this Lease are substantially completed, (2) the Building utilities are ready for use in the Premises, and (3) Tenant has reasonable access to the Premises. Landlord and Tenant shall execute an amendment to this Lease, in the form attached hereto as Exhibit F, establishing the date of Tender of Possession or the actual taking of possession by Lessee, whichever first occurs, as the Commencement Date.

        3.3 EXTENSION OPTION. Notwithstanding anything to the contrary set forth in the Lease, Landlord hereby grants to Tenant one (1) option (the "Option") to extend the Term of the Lease for a period of three (3) years (the "Option Term"). The Option must be exercised, if at all, by written notice (the "Option Notice") delivered by the Tenant to Landlord not earlier than Twelve
(12) months nor later than NINE (9) months prior to the end of the initial Term. Further, the Option shall not be deemed to be properly exercised if, as of the date of the Option Notice, Tenant (i) is in default under the lease beyond applicable grace or cure periods as set forth in this Lease, or (ii) has assigned or sublet all or any portion of the Lease or Tenants interest therein to any party to which a sublet or assignment is not permitted under the term of this Lease. Provided Tenant has properly and timely exercised the Option, the initial Term shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Rent shall be modified as set forth below.

               (a) The Rent payable for the Option Term shall be the "fair-market" rental rate. For the purposes of this Paragraph only, "fair-market" rental rate shall mean the projected prevailing gross rental rate as of the first day of the Option Term, charged to renewal tenants, for similar rentable space situated in similar buildings located in the North Andover area. Included with the Option Notice, Tenant shall provide Landlord with its estimate of "fair-market" rental rate. Within Sixty (60) days of receipt of the Option Notice, Landlord shall provide notice to Tenant, in writing Landlord's estimate of "fair-market" rental rate. Said notification of the annual rent may include a provision for escalation of rent during the renewal term. Tenant shall have FIFTEEN (15) days ("Tenant's Review Period") after receipt of the Landlord's written notice of the "fair-market" rental rate within which to accept such "fair-market" rental rate in writing. In the event Tenant objects to the "fair-market" rental rate submitted by Landlord, Landlord and Tenant shall attempt in good faith to agree upon such "fair-market" rental rate, using good-faith efforts. If Landlord and Tenant fail to reach agreement on such "fair-market" rental rate within THIRTY (30) days following Tenant's Review Period (the "Outside Agreement Date"), then each party's determination shall be submitted to appraisal in accordance with the following:

                     (i) Landlord and Tenant shall each appoint one (1) independent appraiser who shall by profession be a real estate broker active over the previous five (5) year period ending on the date of such appointment in the leasing of commercial properties in the North Andover area. The determination of the appraiser shall be limited solely to the issue of whether Landlord's or Tenant's submitted "fair-market" rental rate for the Premises is closest to the actual fair-market rental rate for the Premises as determined by the appraisers, taking into account the requirements set forth above. Such decision shall be based upon the projected prevailing fair-market rental rate as of the commencement date of the Option Term. Each such appraiser shall be appointed within FIFTEEN (15) days after the Outside Agreement Date.




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                     (ii)   The two (2) appraisers so appointed shall within
        FIFTEEN (15) days after the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth above for the initial two
        (2) appraisers.

                     (iii) The three (3) appraisers shall, within THIRTY (30) days after the appointment of the third appraiser, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted "fair-market" rental rate, and shall notify Landlord and Tenant in writing thereof.

                     (iv) The decision of a majority of the three (3) appraisers shall be binding upon Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the time period specified herein above, the appraiser appointed by one of them shall reach a decision based upon the same procedure set forth above (i.e., by selecting either Landlord's or Tenant's submitted "fair-market" rental rate), and shall notify Landlord and Tenant thereof and such appraiser's decision shall be binding upon Landlord and Tenant.

                     (v) If the two (2) appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be submitted to arbitration under the provisions of the American Arbitration Association based upon the same procedures set forth above (i.e., by selecting either Landlord's or Tenant's submitted "fair-market" rental rate).

                     (vi) The costs of appraisal hereunder, and arbitration if necessary, shall be paid by Landlord and Tenant equally.

               (b) In no event shall any rent during the Option Term fall below the Rent in effect for the month immediately preceding the expiration of the initial Term of the Lease.

               (c) Landlord and Tenant hereby agree to execute an amendment to the Lease promptly after Tenant's exercise of the Option in order to incorporate the extension of the initial Term and the lease terms thereof into the Lease.

        3.4 LANDLORD'S WORK. Except for Landlord's Work described in the Work Letter Agreement attached hereto as Exhibit C, the Premises shall be delivered "AS IS", subject to all title matters, all applicable zoning, and Laws and Insurance Regulations, as defined in Section 5.1 (a), and except as set forth in this Lease, Landlord shall not be required to make any repairs or replacements (hereafter jointly "Repairs") or improvements, alterations or additions (hereafter collectively "Improvements") to the Premises. Tenant acknowledges that Tenant has inspected (or had the opportunity to inspect) the Premises, is satisfied with the condition thereof subject to completion of Landlord's Work. Tenant agrees that all claims with respect to Landlord's Work shall be made within One (1) year of the Commencement Date or, in the case of latent defects, not later than thirty (30) days following the manifestation of such defect, and that all claims not made within such periods shall be forever waived.

        The parties acknowledge that Landlord will be constructing certain improvements ("Leasehold Improvements") to the Building in accordance with the Work Letter Agreement attached hereto as Exhibit C. Landlord shall use reasonable efforts to complete the construction of the Leasehold Improvements and deliver the Premises on or before the anticipated Commencement Date set forth in the Basic Lease Information. If Landlord has been unable to complete such Leasehold Improvements and deliver the Premises on or before the anticipated Commencement Date, Landlord shall not be liable for such failure, such failure shall not affect the validity of this Lease. If Landlord has been unable to construct the Leasehold Improvements or deliver the Premises because Tenant has failed to comply with its obligations under the Work Letter Agreement attached as Exhibit C, or if Tenant has otherwise delayed Landlord in completing the Leasehold Improvements or obtaining any certificate or approval for same, then the




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Commencement Date shall be the date that the Premises would have been "ready for occupancy" but for such Tenant-caused delay. "Ready for occupancy" shall be defined as the date upon which construction of the Leasehold Improvements would have been substantially completed (as defined above) as reasonably determined by Landlord and contractor(s) performing said improvements. If possession of the Premises is not delivered to Tenant within ninety (90) days after the anticipated Commencement Date, as the same may be extended under the terms of a Work Letter executed by Landlord and Tenant, Lessee may, at its option, by notice in writing to Lessor within ten (10) days after the end of said ninety
(90) day period, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder. The ninety (90) day period following the Commencement Date before which Tenant's right to cancel this Lease accrues under paragraph 3.4, shall be deemed extended to the extent of any Tenant delays caused by acts or omissions of Tenant's agents, employees and contractors and as defined in the Work Letter Agreement attached hereto as Exhibit C.

        3.5 TENANT'S WORK. Tenant shall not make nor cause to be made any Alterations or Utility installations in, on, under or about the Premises without Landlord's prior written consent. Tenant may, however, at its sole cost and expense, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without Landlord's consent but upon notice to Landlord, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any existing walls, or changing or interfering with the fire sprinkler or fire detection systems and the cumulative cost thereof during each Lease Year does not exceed $10,000.00. Said notice to Landlord shall include a detailed description of said work and plans therefore. Landlord shall have the opportunity to review said notice and require reasonable modifications the proposed Alterations or Utility Installations. Any Alterations or Utility Installations that Tenant shall desire to make and which require the consent of the Landlord shall be at Tenant's sole cost and expense and shall be presented to Landlord in written form with detailed plans. Approval by Landlord shall not be deemed or construed to mean that Tenant's Plans comply with applicable laws, rules, regulations, ordinances, or codes. In the event that Landlord approves Tenant's Plans, Tenant shall submit all subsequent changes or amendments thereto to Landlord for its review and approval. If Landlord rejects Tenant's Plans, Tenant shall promptly revise and correct the same and promptly resubmit said plans and specifications to Landlord for its review and approval.

        Upon Landlord's approval of Tenant's Work, Tenant shall, at its sole cost and expense, promptly perform Tenant's Work in a good and workmanlike manner using first-class new materials and equipment, in accordance with Tenant's Plans which have been approved by Landlord, and in accordance with the requirements of all applicable Laws and Insurance Regulations.

        Prior to the commencement of Tenant's Work, in the event Tenant's work will cost in excess of $10,000, Tenant shall, upon reasonable request of Landlord, at Tenant's sole cost and expense, deliver to Landlord a performance bond and statutory lien bond from companies reasonably acceptable (or other form of security reasonably acceptable Landlord) in an amount equal to the estimated cost of Tenant's Work, if requested by Landlord. Tenant shall hold Landlord free and harmless from any liability for labor or materials supplied for such work and for any loss in connection with Tenant's Work or any other work performed in, on, or about the Premises, and Tenant shall keep the Premises free from mechanic's liens of any kind by obtaining waivers therefor and removing any such lien in accordance with Section 6.3.

        Any and all structural alterations, additions or improvements shall become the property of Landlord promptly after installation.




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
                                ARTICLE IV - RENT

        4.1 BASE RENT AND ADDITIONAL RENT. Tenant shall pay Base Rent monthly, in advance, on the Rent Commencement Date and on the first day of each calendar month thereafter. Any additional sums due under the terms of this Lease ("Additional Rent") payable by Tenant shall be paid when due. If (i) Base Rent and/or any Additional Rent is not received by Landlord or otherwise paid within 5 days of the due date, or (ii) Tenant's check is not honored, and because actual damages result from late payments and dishonored checks are difficult to fix, Tenant agrees to pay (a) $500.00 as liquidated damages for (i) each late payment not made before the 5th day after the same was due, and (ii) each dishonored check, and (b) an additional $100.00 per day after said 5th day until said payment is made. In addition, Landlord may charge interest from the initial due date at the rate of the lesser of 18% or the maximum legal rate on all amounts not paid or received by Landlord within 10 days of the due date.

        Notwithstanding the above Landlord shall provide Tenant with two (2) written notices of late payments and/or dishonored checks within any Lease Year without penalties set forth above, provided Tenant cures the rental payment default within five (5) days of said notice. In the event Tenant is late paying rent in excess of twice a year, the above penalties shall apply without the necessity of further notice from Landlord.

        Notwithstanding the fact that Base Rent may not commence until the Rent Commencement Date, all other obligations hereunder commenced on the Commencement Date, including without limitation, Tenant's obligation to pay Tax Rent (defined herein), Operating Cost Rent, utilities, and the like.

        4.2   SECURITY DEPOSIT. N/A.

        4.3 ADDITIONAL RENT. Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant's Share, as hereinafter defined, of the amount by which all Operating Expenses, as hereinafter defined, for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year such excess being hereafter referred to as the "Operating Cost Rent", in accordance with the following provisions:

              (a) "Tenant's Share" is defined, for purposes of this Lease, as the percentage based upon the ratio between the rentable square footage of the Premises and the rentable square footage of the space in all of the buildings located on the Property which utilize the specific utility or service provided by Landlord.

              (b) "Base Year" is defined as the calendar year in which the Lease term commences.

              (c) "Comparison Year" is defined as each calendar year during the term of this Lease subsequent to the Base Year; provided, however, Tenant shall have no obligation to pay a share of the Operating Expense Increase applicable to the first twelve (12) months of the Lease Term (other than such as are mandated by a governmental authority, as to which government mandated expenses Tenant shall pay Tenants Share, notwithstanding they occur during the first twelve (12) months). Tenant's Share of the Operating Expense Increase for the first and last Comparison Years of the Lease Term shall be prorated according to the portion of such Comparison Year as to which Tenant is responsible for a share of such increase. Operating Expenses shall include the following:

                    (i) "TAX RENT" which shall include real estate taxes, assessments, sales or use taxes, sewer entrance fees, and other public charges on or relating to the Park and the Property including, without limitation, the Building, other improvements, land and personalty, taxes on rentals, and taxes in addition to or in lieu of existing taxes, foreseen and unforeseen, ordinary and extraordinary, and all costs related to attempts to secure a refund or abatement (together called "Taxes"). Tenant also




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
        shall pay before the due date all taxes attributable to Tenant's signs or personal property, and all Tax increases resulting from the Leasehold Improvements or Tenant's Improvements to the Premises. Landlord's income, estate, succession, inheritance and transfer taxes shall be excluded from "Taxes"; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that as a substitute for, or in addition to, the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord any tax including a capital levy or other tax on the gross rents received with respect to the Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located), and whether or not now customary or in the contemplation of the parties, measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "Taxes".

                    Landlord shall have sole control of all tax abatement proceedings, and the pendency of abatement proceedings or Landlord's withholding of tax payments shall not affect Tenant's obligations to pay Taxes as provided herein. The amount of any abatement proceeds with respect to any year on account of which Tenant shall have made a payment of Tax Rent shall, after deduction therefrom of any expenses reasonably incurred in their collection and not included in Taxes for said year, be allocated to Tenant in the same proportion as was used to determine Tenant's payment of such Tax Rent and Landlord shall at its option either pay such amount to Tenant or credit such amount against monthly installments of Base Rent and Additional Rent next thereafter ensuing, except with respect to such abatement proceeds as are received after the end of the Tenn, with respect to which Landlord shall make payment to Tenant within thirty (30) days upon receipt.

                    (ii) "OPERATING COST RENT" which shall include all costs and expenses of every kind and nature incurred by Landlord in operating, managing, equipping, lighting, cleaning, maintaining, insuring, repairing and replacing the Premises, the Building, the Park and the Property ("Operating Costs"), including without limitation, premiums for insurance carried with respect to the Property, (ii) compensation and all fringe benefits, workers' compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons actually engaged in the operating, maintaining, or cleaning of the Building, Park or Property, (iii) steam, water, sewer, electric, gas, oil and telephone charges (excluding utility charges separately chargeable for additional or special services); (iv) code of building and cleaning services and equipment; (y) cost of maintenance, cleaning (including window cleaning) and repairs (other than repairs for which Landlord has received reimbursement from contractors under guaranties);
        (v) snow removal and landscaping; (vii) payments under service contracts with independent contractors, including security services, legal, accounting and other professional fees, and management fees; (viii) costs (including financing charges) of improvements to the Property that are designed to increase safety or reduce or limit increases in Operating Costs, are required to comply with any law imposed after the initial completion of the Building, or are deemed necessary or desirable by Landlord, all such improvements to be amortized using generally accepted accounting principles; and (ix) all other reasonable or necessary expenses paid in connection with the operation, maintenance, replacement and repair of the Property and properly chargeable against income. Any of the above services may be performed by Landlord or its affiliates, provided that fees for the performance of such services shall be reasonable and competitive with fees charged by unaffiliated entities for the performance of such services in comparable buildings. Operating Costs shall not include leasing commissions, repair costs to the extent paid by insurance proceeds or by any tenant or third party, or any tenant improvements provided for any tenant. Regardless of the actual percentage of occupancy of the Building, for the purpose of this
        Section 4.4, (i) the Operating Costs will be extrapolated or proportionately reduced as though the buildings in the Park were one hundred percent (100%) occupied; and (ii) in the case of any services that are not rendered to all building areas on a comparable basis, the proportion of the expense of




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        such service allocable to the Premises shall be in the same proportion which the rentable floor area of the Premises to which the service is rendered bears to the total rentable floor area to which such service is rendered.

                    Operating Expenses shall not include the following: (i) any expenses paid by any lessee directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant or by insurance proceeds; (ii) the costs of correcting defects in the original construction of the Building; (iii) any land rent payable by Lessor pursuant to any land lease; (iii) any fines, penalties payable by Lessor, its employees or agents incurred due to the violation of any valid applicable laws as a result of default of negligence; (iv) original acquisition or construction costs relating to any expansion of the building; (v) any leasing commissions, tenant improvement costs, and advertising costs related to leasing the Building; (vi) any expenses incurred to supply services and/or maintenance exclusively to other lessees of the Building; (vii) expenses incurred due to the violation of any lessee (other than Lessee) of any terms and conditions of the other leases in the Office Building Project

        Operating Cost Rent and Tax Rent shall be paid to Landlord monthly with Base Rent in the amount which Landlord estimates, from time to time, will represent Tenant's Pro Rata Share of Operating Costs Rent and Tax Rent Increases over the base year. Landlord shall notify Tenant of its actual Pro Rata Share within ninety (90) days of the end of each calendar year (provided Landlord's failure to so notify Tenant shall not reduce Tenant's liability when such notice is issued), and any excess paid by Tenant shall be applied to Tenant's next Operating Cost or Tax Rent payment and any deficiency shall be paid within fifteen (15) days of such notice.

        In addition to Operating Cost Rent and Tax Rent, Tenant shall reimburse Landlord for Tenant's "Direct Reimbursable Expenses." "Direct Reimbursable Expenses" means operating costs of any nature which can be attributable directly to the operating, maintenance, repair and/or replacement of the premises of an individual tenant. Such expenses shall be due and payable by Tenant within fifteen (15) days of receipt of a bill.

        Tenant shall have sixty (60) days after receipt of Landlord's statement of Tenant's actual pro-rata share to notify Landlord of any objections they have to such statement or of their intention to review supporting documentation for such statement. If Tenant does not so notify Landlord, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute or review support for such statement, any item therein, or the computation of Operating Costs. If Tenant does so notify the Landlord within the sixty (60) day period, Tenant may, after reasonable notice to Landlord, and during normal business hours, inspect Landlord's records concerning operating expenses for the preceding calendar year in question. In no event may such inspection be made by a person or firm which is being paid on a contingency fee basis. Tenant shall have six (6) months from the date of receipt of Landlord's statement to complete their review of the supporting documentation and notify Landlord of all objections, if any, to such statement. Landlord and Tenant hereby agree that Tenant will submit in writing to Landlord on or before the end of said six-month period, all objections to Landlord's statement. Landlord and Tenant hereby agree that after said six-month period, Tenant has no further rights to review any supporting documentation to Landlord's statement. Pending resolution of any dispute, Tenant shall nevertheless continue to pay the amounts required by the provisions of this Article 4.

        If Landlord and Tenant are unable to resolve any dispute relating to the objections to Landlord's statement, a certification as to the proper amount(s) shall be made by an independent certified public accountant appointed by Landlord and Tenant. The certification shall be final and conclusive of the disputes relating to the Landlord's statement.

        If Tenant disputes Landlord's statement and Landlord designates a certified public accountant to perform an audit, the accountant shall have the power to, and shall inquire into and determine, not only whether or not Tenant was overcharged for any Operating Expenses, but whether or not Tenant was undercharged for any Operating Expenses. The certification shall what Tenant's Share of Operating Expenses should have been had Landlord strictly complied with the provisions of this Lease. If Landlord overcharged Tenant for Tenant's Share of Operating Expenses, the amount of the overcharge shall be returned to Tenant within thirty (30) days following the issuance of the certification. If Tenant was undercharged for Tenant's Share of Operating Expenses, Tenant shall pay the amount of such undercharge to Landlord within thirty (30) days following the issuance of the certification.

        Should the certification show errors in excess of ten percent (10%) of the Operating Expenses, then Landlord shall be responsible for all reasonable fees incurred by Tenant with respect to the audit but in no event shall Landlord be responsible for the amount of any such fees which is in excess of the total amount of the overcharge determined by the accountant. Should the certification show errors of less than three percent (3%) of the Operating Expenses, then Tenant shall be responsible for all the reasonable fees incurred by Landlord with respect to the audit. Should the certification show errors of between three percent (3%) and ten percent (10%) of the Operating Expenses, then each party shall be responsible for all fees incurred by it with respect to the dispute.

        Tenant's rights and remedies with respect to any errors and/or overcharges made by Landlord with respect to Operating Expenses shall be limited to those expressly set forth in this Article. Neither Tenant nor Tenant's agents or representatives shall reveal the results of any inspection or audit performed pursuant to the provisions of this Article to any third party except as may be required in connection with obtaining any amounts due to Tenant hereunder.


            ARTICLE V - TENANT'S COVENANTS AND LANDLORD'S OBLIGATIONS

        5.1 GENERAL COVENANTS. In addition to Tenant's other Lease covenants, Tenant shall, at its expense:

               (a) Use the Premises solely and continuously for the Permitted Use and for no other purpose, procure all required licenses and permits, and not use the Premises in violation of any laws, ordinances, orders or regulations of any public authority or of any insurer, Board of Fire Underwriters, or similar insurance rating bureau having jurisdiction over the Premises, including without limitation, the State Building Code and the Americans With Disabilities Act of 1990, as amended, and any and all regulations promulgated thereunder (hereafter collectively "Laws and Insurance Regulations") or in a manner which may be injurious to or adversely affect the general character of the Premises and not conduct any auction, bankruptcy or similar sale thereon;

               (b) comply with sign criteria imposed by applicable governmental authorities;

               (c) pay, as they become due, all charges for utilities for the Premises and pay for all taxes imposed upon or relating to Tenant's business and Tenant's personal property;

               (d) keep the Premises, including, without limitation, doors, windows, plumbing, electrical, and all fixtures and equipment appurtenant to the Premises, in a neat, clean, sanitary condition and in good order and repair (making replacements as necessary); replace broken glass with the same quality glass; paint (exterior and interior) and refurbish the Premises and restore or replace the floor covering at reasonable intervals, and in any event at such times as may reasonably be required to keep the Premises attractive in appearance; not overload, damage or deface the Premises; properly store and dispose of all trash, and maintain service contracts with reputable companies for any janitorial services.

               (e) make Improvements and Repairs of whatever nature required by Laws and Insurance Regulations to the extent such improvements or replacements are related solely to the Tenant's particular use of the Premises;

               (f) pay for all Repairs to the Premises, the Building, the Park, and the Property required by Tenant's act or omission or that of Tenant's Affiliates;

               (g) not act in any manner which prevents Landlord or Tenant from obtaining, or makes void or voidable, any insurance, or creates extra premiums for or increases the rate of insurance, and if Tenant causes extra premiums or increased rates, Tenant will pay the increased cost upon demand;

               (h) not act in any manner which prevents Landlord or Tenant from obtaining, or causes the revocation of, any government license, permit, or authority, and if as a direct or indirect result of Tenant's business an addition to or change in the same is required by Laws or Insurance Regulations, Tenant shall pay for the addition or change;

               (i) abide by reasonable rules and regulations made by Landlord from time to time.

        5.2    ENVIRONMENTAL COVENANTS.

               (a) DEFINITION. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or including in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. The term "Hazardous Materials Laws" shall mean, without limitation, each and every law, rule, order, statute or regulation described above in this Section, together with (i) any amendments thereto or regulations promulgated thereunder, and (ii) any other laws pertaining to the protection of the environment or governing the use, release, storage, generation or disposal of Hazardous Materials, whether now or existing or hereafter enacted or promulgated.

               (b) GENERAL PROHIBITION. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Premises, Building, Park, or property. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys', consultants' and experts', fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of this prohibition by Tenant or Tenant's Affiliates.

               (c) NOTICE. In the event that Hazardous Materials are discovered upon, in, or under the Premises, Building, Park, or Property, and any governmental agency or entity having jurisdiction over the

Premises, Building, the Park, or Property requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to its use or occupancy of the Premises, Building, the Park, or Property, as the case may be, by Tenant or Tenant's Affiliates. Notwithstanding the foregoing Tenant shall not take any remedial action without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises, or any portion thereof, (ii) any notice, enforcement, clean-up, removal or other governmental or regulatory action instituted, contemplated or threatened (if Tenant has notice thereof) pursuant to any Hazardous Materials Laws; (iii) any claim made or threatened by any person against Tenant or the Premises, Building, Park, or Property relating to Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on, under or about or removed from the Property, including any complaints, notices, warnings, reports or asserted violations in connection therewith.

               (d) SURVIVAL. The respective rights and obligations of Landlord and Tenant under this subsection shall survive the expiration or earlier termination of this Lease.

        5.3 LANDLORD'S COVENANTS. Landlord, subject to reimbursement pursuant to Section 4.3, shall (i) maintain or arrange to maintain the Common Areas in good condition subject to reasonable wear and tear, keeping them reasonably clear of snow and ice and free of rubbish and trash (ii) subject to Article VIII, perform capital repairs to the structural columns and the roof of the Building, unless such repair is necessitated by the act or omission of Tenant or Tenant's Affiliates, and (iii) furnish services, and supplies as set forth on EXHIBIT C. Landlord warrants to Tenant that to Landlord's actual knowledge the Premises, in the state existing on the date that the Lease term commences, but without regard to alternations or improvements made by Tenant or the use for which Tenant will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation, law or ordinance in effect on such Lease term Commencement Date. Subject to the terms and conditions set forth herein, Landlord agrees that Tenant is entitled to and shall have, the quiet enjoyment of the Premises.

                       ARTICLE VI - CONDITION OF PREMISES

        6.1 IMPROVEMENTS. Except as Specifically set forth herein, Landlord shall have no obligation to improve the Premises and shall deliver the Premises in its "AS-IS" condition. Except as provided in Section 3.4 of this Lease, Tenant may not make structural or non-structural Improvements to the Premises without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. At the end of the Tenn, except to the extent Tenant is directed by Landlord to remove any Improvements that Landlord required to be removed at the time Landlord consented to installation of the improvement and to repair damage relating to such removal, the Premises shall remain in the altered condition with all Improvements.

        6.2 FIXTURES: YIELD-UP. Except as Landlord directs in writing, Tenant shall remove its personal property signs and trade fixtures, and peaceably yield-up the Premises, broom-clean and in good order, repair, and condition at the end of the Tenn, with all Repairs, including painting and patching to the Premises required by such removal, having been made and all utility lines left exposed or unconnected having been capped. If Tenant fails to remove its property or to make the Repairs by the end of the Term, Landlord may remove and store Tenant's property in a public warehouse at Tenant's expense or sell same at public auction, and make the Repairs, and Tenant promptly shall reimburse Landlord for its costs.

        6.3 MECHANIC'S LIENS. Tenant shall immediately discharge any mechanic's, materialmen's or other lien against the Premises, Building, Park, or Property and/or Landlord's interest therein arising out of any payment due, or purported to be due, for any labor, services, materials, supplies, or equipment alleged to have been furnished to or for Tenant.


                             ARTICLE VII - INSURANCE

        7.1 INSURANCE. Tenant shall maintain at its sole expense, the following coverages:

               (a) COMMERCIAL GENERAL LIABILITY INSURANCE covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenants operations, assumed liabilities or use of the Premises, Building, Park, or Property, including the performance by Tenant of the indemnities set forth herein, with a combined single limit of not less than $3,000,000.00 (or such higher limits as or may be reasonably required by Landlord based upon inflation, increased liability awards, recommendations of Landlord's mortgagee ("Mortgagee") or professional insurance advisors.

               (b) CASUALTY INSURANCE. 100% replacement cost all-risk, extended coverage property insurance covering the Tenant's personal property, Leasehold Improvements, and all other improvements, which insurance shall contain a sprinkler leakage endorsement and a rent loss endorsement which shall provide for the payment of Base Rent and Additional Rent for a period of at least one year.

               (c) BOILER AND MACHINERY INSURANCE. If Tenant shall receive Landlord's prior written consent to operate on the Premises a boiler or other pressured vessels, Tenant shall, as a pre-condition to installing the same, place and maintain Boiler Insurance with limits of liability in an amount not less than $250,000 per occurrence or as needed, and provide coverage for the full replacement value thereof.

               (d) WORKER'S COMPENSATION/EMPLOYER'S LIABILITY INSURANCE. Worker's Compensation Insurance or similar statutory coverage containing statutorily prescribed limits and Employer's Liability with limits reasonably acceptable to Landlord.

        If (i) any insurance policy carried by Landlord with respect to the Property shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Premises or any part thereof by Tenant, and (ii) Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice thereof, such failure shall be deemed a default under this Lease, and Landlord may exercise its option to either terminate this Lease or to enter upon the Premises and attempt to remedy such condition, in which event Tenant shall pay immediately to Landlord the costs associated with such termination or entry and attempt to remedy as Additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located in the Premises as a result of such an entry.

        7.2 TENANT'S RISK. Except as modified by statute, all merchandise, furniture, fixtures and property which may be on or about the Premises, Building, the Park, or Property shall be at the sole risk and hazard of Tenant.

        7.3 GENERAL REQUIREMENTS. All insurance policies required to be procured by Tenant hereunder shall be with companies qualified to do business in Massachusetts and acceptable to Landlord, and shall name Landlord, Landlord's mortgagee(s), and any other party designated by Landlord, as insured parties on casualty policies and additional named insureds on liability policies. In addition, all liability insurance obtained by Tenant shall be (a) primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is not excess and is non-contributing with any insurance of Tenant; (b) contain cross liability endorsements or a severability of interest clause acceptable to Landlord, (c) be written on an occurrence basis; and (d) specifically cover the liability assumed by Tenant under this Lease including, but not limited to, Tenant's obligations under
Section 7.4. Tenant shall deliver a copy of the policies or certificates of all insurance to Landlord prior to the earlier of entry on the Premises or the Commencement Date, and copies of the new policies or new certificates not later than 30 days prior to the expiration of each policy. Each policy shall provide (and the certificate shall evidence) that it will not expire, or be canceled or modified without 30 days prior written notice to Landlord and, if Landlord requests, to Landlord's mortgagee(s).

        7.4 INDEMNITY. Tenant shall indemnify and hold harmless Landlord and its agents, Landlord's master ground landlord, if any, partners and lenders, from and against any and all claim for damage to the person or property of anyone or any entity arising from Tenants use of the Premises, Building and Park, or from the conduct of Tenants business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere and shall further indemnify and hold harmless Landlord from and against any and all claims, costs and expenses, including, but not limited to, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the occupancy of the Premises by Tenant, arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or omission of Tenant or any of Tenant's agents, contractors, employees, or invitees, and from and against all costs, attorneys fees, expenses and liabilities incurred by Landlord as the result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence, and in dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Landlord by reason of any such matter, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Landlord) litigated and/or reduced to judgment. Landlord need not have first paid any such claim in order to be so indemnified. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property of Tenant or injury to persons, in, upon or about the Premises, Buildings and Park arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord.

        7.5 WAIVER OF SUBROGATION. Landlord and Tenant release each other and each other's officers, directors, employees and agents from liability or responsibility for any loss or damage to their respective property to the extent of actual net insurance proceeds received (or to the extent said loss would have been covered if the party had complied with the provisions of this Lease). This release shall apply to the parties and anyone claiming through or under the parties by way of subrogation or otherwise, even if the occurrence was caused by the fault or negligence of a party or anyone for whom a party is responsible. Landlord and Tenant each agree that, to the extent it is required to maintain insurance policies hereunder, its policies will include such a provision if available without extra cost, or if the other party pays the extra cost, and each promptly shall notify the other of any extra cost.

        7.6 LANDLORD'S INSURANCE. Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Property improvements, but not Tenants personal property, fixtures, equipment or tenant improvements (other than initial tenant improvements), in the amount of the full replacement cost thereof, as the same may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief plate glass, and such other perils as Landlord deems advisable or may be required by a lender having a lien on the Property. The policies required by hereby shall contain such deductibles as Landlord or the aforesaid lender may determine. In the event that the Premises shall suffer an insured loss, the deductible amounts under the applicable insurance policies shall be deemed an Operating Expense.

Tenant shall not do or permit to be done anything which shall invalidate the insurance policies carried by Landlord. Tenant shall pay the entirety of any increase in the property insurance premium for the Property over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Landlord's insurance carrier as being caused by the particular nature of Tenants occupancy (aside from general office use) or any act or omission of Tenant.


                   ARTICLE VIII - CASUALTY AND EMINENT DOMAIN

        8.1 DAMAGE. If the Premises become untenantable in whole or part because of (a) fire or other casualty covered by insurance ("Casualty"), or as the result of a taking of the Premises (or any building thereon) in connection with the exercise of any power of eminent domain, condemnation, or purchase under threat or in lieu thereof ("Taking"), then unless the Lease is terminated in accordance with Section 8.7, Landlord, with reasonable dispatch (but subject to delays for adjustment of insurance proceeds or taking awards, as the case may be, and causes beyond Landlord's reasonable control), shall repair the damage in the event of a Casualty so that the Premises are in substantially the same condition as on delivery of possession (and in the event of a Taking, shall restore the balance of the Premises not so taken to substantially the same condition as is reasonably feasible), all subject to rights of mortgagees, zoning laws, and building codes then in existence, and provided Landlord shall not be required to expend more than the net insurance proceeds Landlord receives for damage to the Premises or the net taking award attributable to the Premises. "Net" means the insurance proceeds or taking award less all costs and expenses, including adjusters and attorney's fees, of obtaining the same. Tenant immediately shall give written notice to Landlord of any damage to the Premises.

        8.2 TERMINATION RIGHTS. If (a) the Premises or Building are damaged to the extent of 10% or more of its insurable value, or by a risk not covered by insurance with a cost to repair in excess of $100,000.00, or the damage is of a character that it cannot reasonably be repaired within sixty (60) days of the date on which repair work commences, or (b) if 25% or more of either (i) the floor area of the Building, or (ii) the land which constitutes the Property is subject to a taking, Landlord may elect to terminate this Lease by Written notice to Tenant within 30 days after the damage or within 6 months of the date on which the condemning authority has the right to possession ("Taking Date') in which case the Lease shall terminate as of the Taking Date. If the entire Premises are taken by eminent domain, except for temporary use, this Lease shall terminate automatically as of the Taking Date.

        8.3 ABATEMENT. If a portion of the Premises is damaged or taken, except for temporary use, and this Lease is not terminated, the Base Rent shall be reduced proportionately based on the area of the Premises damaged and therefore not used by Tenant or taken until the earlier of when Landlord's Repairs to the Premises are completed or Tenant begins using the damaged area.

        8.4 TAKING FOR TEMPORARY USE. If the Premises are taken for temporary use, this Lease and Tenant's obligations shall continue, except to the extent the taking renders compliance impossible or impracticable.

        8.5 DISPOSITION OF AWARDS. Except for any separate award for Tenant's movable trade fixtures or relocation expenses all taking awards to Landlord or Tenant shall be Landlord's property without Tenant's participation.

                       ARTICLE IX - DEFAULTS AND REMEDIES

        9.1 TENANT'S DEFAULT. The following conditions shall be considered a "Default" by Tenant:

               (a) failure to pay Base Rent, Additional Rent or any other charge within five days of the due date, subject to Article 4.1 of this Lease;

               (b) Tenant's leasehold estate is taken by execution or other process of law; or Tenant is liquidated, dissolved, commits an act of bankruptcy, is declared bankrupt or insolvent according to law or admits in writing its inability to pay debts generally as they become due, or an assignment of Tenant's property is made for the benefit of creditors or a receiver, guardian, conservator, trustee or assignee, or any other similar officer or person is appointed to take charge of any part of Tenant's property; or any reorganization or similar proceedings are commenced by or against Tenant under any bankruptcy or insolvency law and not dismissed within 30 days from its commencement, or any court enters an order providing for the modification of rights of Tenant's creditors;

               (c) vacating of the Premises or closing for business for an aggregate period during the Term exceeding 180 days except for fires and unavoidable casualties;

               (d)   a Transfer without Landlord's prior written consent;

               (e) failure to perform or observe any other Lease terms or covenants for a period of 30 days after notice, or if same shall reasonably take longer than 30 days, if Tenant fails to commence same promptly and to complete same with due diligence and in any event within 60 days from the notice; or

               (f) any other breach for which the Lease gives Landlord the right of termination.

        If Tenant Defaults, Landlord may at any time either (i) terminate this Lease by written notice effective on the date of the notice or on any date specified in the notice, or (ii) without demand or notice, re-enter take possession and repossess the Premises and, with a court order and at Tenant's risk, expel Tenant and those claiming under Tenant and remove, store and sell their effects at public action, all without prejudice to any remedies for arrearages or preceding Defaults. The net proceeds of any sale shall be applied to sums due to Landlord from Tenant and the balance paid to Tenant. Tenant waives all statutory rights (including rights of redemption) to the extent such rights may be lawfully waved. With or without terminating this Lease, Landlord may re-let all or any part of the Premises from time to time for periods, at such rental, and upon the terms and conditions as Landlord deems advisable, and may make Improvements and Repairs to the Premises. No re-entry or taking of possession by Landlord shall terminate this Lease unless Landlord gives a written notice of such intention to Tenant, nor shall Landlord's right to re-let constitute an obligation to re-let or to mitigate damages.

        9.2 DAMAGES. Tenant's liability and obligations under this Lease shall survive termination or repossession, and Tenant shall pay as current damages the Base Rent, Additional Rent and other sums up to what would have been the end of the Term in the absence of the termination or repossession, with a credit for the net proceeds, if any, Landlord receives from any reletting of the Premises, after deducting all of Landlord's reasonable expenses in connection with the reletting including, without limitation, expenses of preparing the Premises for the reletting. Tenant shall pay the current damages to Landlord on the days Base Rent would have been payable if not for the termination or repossession. In addition, and notwithstanding any Lease provision or the termination of this Lease, Tenant shall reimburse Landlord for any free rent and construction allowance, and all expenses and liabilities incurred by Landlord in connection with Tenant's Default including without limitation brokerage commissions, reasonable attorneys' fees and alteration costs.

        After any termination or repossession, whether or not Landlord has collected any current damages, Tenant shall pay to Landlord, at Landlord's option and on demand, liquidated final damages in lieu of all current damages beyond the date final damages are paid. The final damages shall be the amount by which (i) all rent and other charges which would be payable from the date to which Tenant paid current damages through what would have been the unexpired Term exceeds (ii) the then market rental value of the Premises for the same period. If any law validly limits the amount of final liquidated damages to less than described above, Landlord shall be entitled to the maximum amount legally allowed.

        9.3 LANDLORD'S SELF-HELP. If Tenant Defaults, Landlord may, at its option, without waiving its right to terminate this Lease or its claim for damages, cure the Default, and Tenant shall reimburse Landlord for any amount paid or contractual liability incurred by Landlord in doing so; provided Landlord may immediately cure any default or failure by Tenant to perform any Lease obligation if the cure or performance is reasonably necessary to protect the Premises or Landlord's interests, or to prevent injury or damage to persons or property.

        9.4 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default hereunder unless its default continues for 10 days, or such additional time as is reasonably required to correct its default after Tenant has given written notice to Landlord specifying the nature of the alleged default.


                            ARTICLE X - SUBORDINATION

        10.1 SUBORDINATION. Provided Tenant is provided with a commercially reasonable non-disturbance agreement, Tenant's rights and interests under this Lease shall be (i) subject and subordinate to any existing or future mortgages, deeds of trust, overlease, or similar instruments covering the Premises and to all advances, modifications, renewals, replacements, and extensions thereof ("Mortgages"), or (ii) if the Mortgagee elects, prior to the lien of any present or future Mortgagee. Tenant further shall attorn to and recognize any successor Landlord, whether through foreclosure or otherwise, as if the successor Landlord were the originally named Landlord. Tenant concurrently shall give Mortgagee the same notices given to Landlord, and Mortgagee shall have the same opportunity and rights as is available to Landlord to cure a default provided Mortgagee shall have an additional thirty (30) days after the expiration of Landlord's cure period within which to commence a cure or such longer period as may be reasonably necessary. Mortgagee's curing of any of Landlord's default shall be treated as performance by Landlord.

        10.2 REQUEST BY MORTGAGEE. If a Mortgagee or prospective Mortgagee requests any Lease modification which does not have a material adverse effect on Tenant's rights, Tenant will enter into a written modification agreement in recordable form (which shall have the same force as a Lease amendment) if the Mortgagee forecloses or takes similar action.


                      ARTICLE XI - MISCELLANEOUS PROVISIONS

        11.1 PARTIES BOUND. Except as otherwise provided, the Lease agreements and conditions to be performed and observed by Landlord or Tenant shall bind and inure to the heirs, legal representatives, successors and assigns of each, provided no reference to Tenant's successors and assigns will constitute a consent to a Transfer by Tenant. If Tenant consists of more than one person or entity, or if there is a guarantor, then all such persons, entities and guarantors shall be jointly and severally liable and the word "Tenant," as used in this Lease, including Article IX includes such person, entities, and guarantors. The word "Landlord" means only the owner, or the tenant if this Lease becomes subject to an overlease, or the mortgagee in possession of the Premises such that, all prior Landlords, including Landlord, shall be relieved of all Landlord covenants and obligations accruing after a transfer. If the entity which holds Landlord's interest in this Lease is a trust, then the Landlord obligations shall be binding upon the trustees of said trust, as trustees and not individually, and not upon the trust estate.

        11.2   LANDLORD'S LIABILITIES AND ADDITIONAL RIGHTS.

               (a) Landlord shall have no obligation or liability with respect to or in any way connected with the Premises, the Building, the Park, the Property, or services to be provided from same, except to the extent specifically set forth in this Lease. The obligations of Landlord set forth in this Lease do not constitute personal obligations of the Landlord, or trustees, partners, directors, officers, or shareholders of Landlord, and Tenant shall not seek recourse against the Landlord, trustees, individual partners, directors officers, or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease except as otherwise set forth in Section 11.2(c) below. Landlord shall not be deemed to have committed a breach of any repair obligations of Landlord hereunder unless it makes repairs negligently or fails to commence repairs within a reasonable time after Landlord receives notice from Tenant, and Landlord's liability in any case shaft be limited to the cost of making the required repairs.

               (b) Landlord shall not be liable for indirect or consequential damages for any reason, or for any inconvenience, interruption or consequences resulting from the failure of utilities or any service, making repairs, improvements or resulting from leaks of steam, gas, electricity, water, or any other substance from pipes, wires or other conduits, or from the bursting or stoppage thereof, or from leaks of water, snow, or rain.

               (c) Tenant agrees for itself and each succeeding holder of Tenant's interest, or any portion thereof, that any judgment, decree or award obtained against Landlord, or any succeeding owner of Landlord's interest, which is related to this Lease or the Property, whether at law or in equity, shall be satisfied out of Landlord's equity in the Premises, and further agrees to look only such assets and to no other assets of Landlord for satisfaction.

               (d) Landlord reserves the right at any time or times within the Term and without charge, abatement or reduction in rent (i) to examine and to show the Premises at reasonable times; (ii) to perform such work as may be required by this Lease, any public authority, or to facilitate making repairs or improvements to the Building, the Property or any portion thereof provided that unless any such work is of an emergency nature, Landlord shall give reasonable notice and shall use reasonable efforts to minimize interference with Tenant's operations; and (iii) to enter upon, and use portions of the Premises for the foregoing purposes.

               (e) Landlord shall have no liability to Tenant for inconve-nience, annoyance, or injury to business resulting from Landlord's repairs or improvements made hereunder except as set forth in this Lease.

        11.3 HOLDING OVER. If Tenant or anyone claiming under it holds over after end of the Term, the party shall, prior to Landlord's acceptance of rent, be a Tenant at sufferance, and, after Landlord's acceptance of rent, be a Tenant at will subject to the provisions of this Lease insofar as the same may be made applicable to a tenancy at will; provided that Tenant shall pay Base Rent for the period of such tenancy at 200% of the highest rate of Base Rent payable during the Term, and, in addition, Tenant shall be liable for all damages incurred by Landlord (including consequential damages) as a result of the holding over.

        11.4 QUIET ENVIRONMENT. Provided Tenant timely pays all rent and performs and observes the terms, conditions and covenants of the Lease, Tenant may peaceably and quietly have, hold and enjoy the

Premises as provided in the Lease, without hindrance or molestation from Landlord or anyone claiming legally under Landlord, subject to the terms of this Lease and any instruments having priority.

        11.5 NO BROKERAGE. Tenant warrants and represents that it has dealt with no broker in connection with this Lease except the Broker identified herein (if any). Tenant agrees to defend and indemnify Landlord against any brokerage claims related to this Lease other than by the Broker.

        11.6 CERTIFICATES. Within 10 days after Landlord's request, Tenant shall deliver to Landlord or to any prospective Mortgagee or purchaser (a) an estoppel certificate in recordable form stating such information as Landlord reasonably requests, and (b) such financial statements as are available to the public to verify the net worth of Tenant or any Transferee, and Tenant represents and warrants that each such financial statement shall be true and accurate as of the date thereof.

        11.7 NOTICES. Any notice, consent, or other communication relating to this Lease shall be given in writing and by hand, by registered or certified mail or overnight express mail such as "Federal Express", postage or charges prepaid, to the other party's Notice Address or for Tenant to the Premises, to such other address or addresses as may be designated by the party by notice, and if to a Mortgagee, to such address as the Mortgagee shall designate.

        11.8 NO WAIVER. Landlord's failure to complain of any Tenant act or omission shall not be deemed a waiver of any of Landlord's rights. Landlord's waiver, express or implied, of any breach of this Lease shall not be deemed a waiver of a breach of any other provision or a consent to any subsequent breach of the same or any other provision. Landlord's consent to or approval to any action on one occasion shall not be deemed a consent to or approval of any other action or to such action on any subsequent occasion. Tenant's payment or Landlord's acceptance of a lesser amount than is due from Tenant to Landlord shall not be deemed anything but payment on account and Landlord's acceptance of a check for a lesser amount with an endorsement or statement thereon or upon a letter accompanying the check that the lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept the check without prejudice to recover the balance due or pursue any other remedy. All of Landlord's rights and remedies under this Lease or by operation of law, either at law or in equity, for any breach shall be distinct, separate, cumulative and non-exclusive and shall not be deemed inconsistent with each other.

        11.9 FORCE MAJEURE. With the exception of the payment of money, if any party's performance of any act is delayed, or prevented because of strikes, lockouts, labor troubles, inability to procure materials, power failures, restrictive Laws, riots, insurrection, war, or other causes beyond such party's reasonable control, then said performance shall be excused for the period of the delay and any time period shall be extended for an equivalent period.

        11.10 RECORDING. Tenant shall not record this Lease, but may record a notice thereof in the form attached hereto as Exhibit G.

        11.11 WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER, OR IN RESPECT OF ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE.

        11.12 PARAGRAPH HEADINGS. All paragraph headings are for convenience and reference only, and shall not be held to explain, modify, amplify or aid in the construction, interpretation or meaning of the provisions of this Lease.

        11.13 GOVERNING LAW. This Lease shall be governed by the laws of the Commonwealth of Massachusetts.

        11.14 SEVERABILITY: CONSTRUCTION AND INTERPRETATION. If any Lease term or provision or the application thereof to any person or circumstance is invalid or unenforceable, the remainder of this Lease, or the application of the term or provision to other persons or circumstances shall not be affected, and the Lease shall be valid and be enforced to the fullest extent permitted by law. If any Lease provision is capable of two constructions, then the provision shall have the meaning which renders it valid.

        11.15 WHEN LEASE BECOMES BINDING; ENTIRE AGREEMENT. Landlord's employees or agents have no authority to make or agree to make a lease or any other agreement or undertaking and the submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery by both Landlord and Tenant. All negotiations, considerations, representations, and understandings between Landlord and Tenant are incorporated herein, and no oral statements or prior or contemporaneous written matter, whether by the parties or otherwise, which is not specifically incorporated herein shall be of any force or effect.

        11.16  ASSIGNMENT AND SUBLETTING.

               (a) LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in the Lease or in the Premises, without Landlord's prior written consent, which Landlord shall not unreasonably withhold. Landlord shall respond to Tenant's request for consent hereunder in a timely manner and any attempted assignment transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a material default and breach of this Lease without the need for notice to Tenant under Section IX. "Transfer" within the meaning of this Section
11.17 shall include the transfer or transfers aggregating: (a) if Tenant is a corporation, more than fifty percent (50%) of the voting stock of such corporation, (except in the case that Tenant is corporation whose stock is publicly traded),or (b) if Tenant is a partnership, more than fifty percent (50%) of the profit and loss participation in such partnership.

               (b) TENANT AFFILIATE. Notwithstanding the provisions of paragraph 11.16 (a) hereof, Tenant, upon written notice to Landlord may assign or sublet the Premises, or any portion thereof, without Landlord's consent to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises, all of which are referred to as "Tenant Affiliate"; provided that before such assignment shall be effective, (a) said assignee shall assume, in full, the obligations of Tenant under this Lease and (b) Landlord shall be given written notice of such assignment and assumption. Any such assignment shall not, in any way, affect or limit the liability of Tenant under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Tenant, the consent of whom shall not be necessary.

               (c) TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING. Regardless of Landlord's consent, the following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                     (1) Regardless of Landlord's consent, no assignment or subletting shall release Tenant of Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder including Tenant's Share of Operating Expense Increase, and to perform all other obligations to be performed by Tenant hereunder.

                     (2) Landlord may accept rent from any person other than Tenant pending approval or disapproval of such assignment.

                     (3) Neither a delay in the approval or disapproval of such assignment or subletting, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord's right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 11.16 of this Lease.

                     (4) If Tenant's obligations under this Lease have been guaranteed by third parties, then an assignment or sublease, and Landlord's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

                     (5) The consent by Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the sublessee. However, Landlord may consent to subsequent subletting and assignments of the sublease or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability under this Lease or said sublease; however, such persons shall not be responsible to the extent any such amendment or modification enlarges or increases the obligations of the Tenant or sublessee under this Lease or such sublease.

                     (6) In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or any one else responsible for the performance of this Lease, including the sublessee without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord or Tenant.

                     (7) Landlord's written consent to any assignment or subletting of the Premises by Tenant shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Tenant nor shall such consent be deemed a waiver of any then existing default except as may be otherwise stated by Landlord at the time.

                     (8) The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlords election, render Landlord's said consent null and void.

                     (9) In connection with any proposed assignment of the Lease or Sublease of all or any portion of the Premises, Tenant shall deliver to Landlord, for Landlord's review and written approval, all such information concerning the proposed assignee or sublessee as Landlord may reasonably require or request, including, but not limited to, any financial statements or other financial information and all terms of the proposed assignment or sublease.

                     (10) Notwithstanding anything to the contrary set forth in the Lease, Tenant hereby assigns and transfers to Landlord One Hundred Percent (100%) of all of Tenant's interest in and to all rent and other consideration which is in excess of the then-current Rent, after deduction of any commissions or tenant improvement funds actually paid by Tenant arising from any assignment or sublease of the Premises hereafter made by Tenant and Landlord may collect such rent and other consideration and apply same toward Tenant's obligations under the Lease.

                     (11) Landlord shall not, by reason of this or any other assignment of such sublease to Landlord nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee of any failure of Tenant to perform and comply with any of Tenant's obligations to such sublessee under such sublease. Tenant hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents due and to become due under the sublease. Tenant agrees that such sublessee shall have the right to rely upon any such statement and request from Landlord, and that such sublessee shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against said sublessee or Landlord for any such rents so paid by said sublessee to Landlord.

                     (12) Subject to the provisions of paragraph 11.16(b), no sublease entered into by Tenant shall be effective unless and until it has been approved in writing by Landlord. In entering into any sublease, Tenant shall use only such form of sublease as is reasonably satisfactory to Landlord, and once approved by Landlord, such sublease shall not be changed or modified without Landlord's prior written consent. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Tenant other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Landlord has expressly consented in writing.

                     (13) In the event Tenant shall default in the performance of its obligations under this Lease, Landlord at its option and without any obligation to do so, may require any sublessee to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such sublessee to Tenant or for any other prior defaults of Tenant under such sublease.

                     (14) No sublessee shall further assign or sublet all or any part of the Premises without Landlord's prior written consent.

                     (15) With respect to any subletting to which Landlord has consented, Landlord agrees to deliver a copy of any notice of default by Tenant to the sublessee. Such sublessee shall have the right to cure a default of Tenant within three (3) days after service of said notice of default upon such sublessee, and the sublessee shall have a right of reimbursement and offset from and against Tenant for any such defaults cured by the sublessee.

               (d) LANDLORD'S EXPENSES. In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act Tenant proposes to do then Tenant shall pay Landlord's reasonable costs and expenses incurred in connection therewith, including attorneys', architects', engineers' or other consultants' fees.

               (e) PROCEDURE AND CONDITIONS FOR CONSENT. In the event Tenant wishes to sublet or assign the Premises, or any portion thereof, the following procedure shall apply:

                     (1) Tenant shall submit in writing to Landlord (A) the name of the proposed sublessee or assignee, (B) a statement describing the nature of the business to be carried on in the Premises, (C) a copy of the proposed sublease or assignment, including all terms and conditions thereof, (D) Landlord's lease application form, completed by the proposed assignee or sub-Tenant, (E) financial statements for the proposed assignee or sublessee, which shall include, at a minimum, prior year and year to date (current to within six months) balance sheets, income and expense statements and sources and uses of cash statements, and
               (F) such other reasonable financial information regarding such sublessee or assignee as Landlord shall reasonably request.

                     (2) At any time within twenty (20) days after Landlord's receipt of all the information specified in Paragraph 11.17(e)(1), Landlord may, by written notice to Tenant, elect to:
               (A) sublet or assign the Premises upon the same terms and conditions as those offered to the proposed sublessee or assignee; or (B) cancel and terminate this Lease with respect to the portion of the Premises proposed to be sublet or assigned, with a proportionate abatement of rent payable hereunder, or (C) consent to such sublease or assignment, in which event such consent may be conditioned upon the agreement by Tenant to pay over to Landlord all or any portion of the amount by which any rent or other consideration received by Tenant from the sublessee or assignee exceeds the amount of rent actually payable by Tenant to Landlord pursuant to this Lease during the period of the proposed assignment or sublease; or (D) withhold Landlord's consent. If Landlord fails to respond to Tenant's request for consent within thirty (30) days after receipt of all of the information specified in Paragraph 11.17(e)(1) above, Landlord's consent will be deemed to have been given.

        It shall be reasonable for Landlord to consider in deciding whether to consent to an assignment or sublease, any or all of the following factors regarding the proposed assignee or sublessee: (A) whether the proposed assignee or sublessee has continuing financial strength, (B) proposed use of the Premises by the assignee or sublessee, including the applicability of any covenants not to compete undertaken by Landlord to other lessees in the Building, whether made before or after execution of this Lease; (C) the proposed assignee's or sublessee's business reputation; (D) the tenant mix within the Building; (E) the applicability and effect upon any percentage rental provisions; and (F) the business capability, experience and other qualifications of the proposed assignee or sublessee.

                           [INTENTIONALLY LEFT BLANK]

        11.17 EXECUTION. This Lease may be executed in any number of original counterparts. Each fully executed counterpart shall be deemed an original.

                                          LANDLORD:  NAM Partners, L.P.

                                          ______________________________________



                                          By: Robert Mashaal, Manager NAM Mills,
                                              L.L.C., its General Partner






                                          TENANT: Brooktrout Technology, Inc., a
                                                  Massachusetts corporation



By: /s/ Robert C. Leahy                   By:
    -------------------------------           ----------------------------------
    (Authorized Officer)                      (Authorized Officer)



Print Name: Robert C. Leahy               Print Name:
            -----------------------                   --------------------------


Title: Vice President                     Title:
       ----------------------------              -------------------------------

                                    EXHIBIT A

                                PLAN OF PREMISES

                                    EXHIBIT A

                                PLAN OF PREMISES

This plan is intended only to show the general layout of the property or a part thereof. Lessor reserves the right to alter, vary, add to or omit, in whole or in part, any structures, and/or improvements, and/or common areas, and/or land areas shown on this plan. All measurements and distances are approximate. This plan is not to be scaled.

                                     [Graph]

                                    EXHIBIT A

                                PLAN OF PREMISES

This plan is intended only to show the general layout of the property or a part thereof. Lessor reserves the right to alter, vary, add to or omit, in whole or in part, any structures, and/or improvements, and/or common areas, and/or land areas shown on this plan. All measurements and distances are approximate. This plan is not to be scaled.


                                     [Graph]

                                    EXHIBIT B

                          LEGAL DESCRIPTION OF PROPERTY

                                    EXHIBIT B

                          LEGAL DESCRIPTION OF PROPERTY

                               [Legal Description]

                                    EXHIBIT C

                              WORK LETTER AGREEMENT


        This Work Letter Agreement shall set forth the terms and conditions relating to the construction of the Tenant Improvements in the Premises. This Work Letter Agreement is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Work Letter Agreement to Articles or Sections of "this Lease" shall mean the relevant portion of Articles 1 through 11 of the Lease to which this Work Letter Agreement is attached as Exhibit C and of which this Work Letter Agreement forms a part. The terms, covenants and conditions set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Lease.

        Landlord and Tenant hereby acknowledge and agree that certain improvements shall be constructed by Landlord in the Premises (the "Tenant Improvements"), in accordance with the procedures set forth herein.

        1. BRIEF DESCRIPTION OF TENANT IMPROVEMENTS TO BE CONSTRUCTED BY LANDLORD. Landlord shall construct the Tenant Improvements in substantial conformance with mutually agreeable space plan and specifications attached hereto as Exhibit C-1. Any and all other improvements to the Premises shall be made at Tenant's sole cost and expense.

        2.   PLANS AND SPECIFICATIONS.

             (a) Within ten (10) business days of mutual execution of the Lease, Landlord shall deliver the Final Plans to Tenant, and within five (5) business days after Tenants receipt thereof, Tenant shall notify Landlord in writing of either Tenants approval or disapproval thereof, including any corrections or changes required by Tenant to the Final Plans. Landlord shall deliver to Tenant revised Final Plans which incorporate Tenant's proposed changes, provided such proposed changes (i) are reasonable, (ii) are made in good-faith and with particularity and precision and (iii) are in conformance with Exhibit C- I attached hereto. In the event Landlord does not receive written notice from Tenant for any requested changes to the Final Plans within the time period specified herein, the Final Plans shall be conclusively deemed approved by Tenant.

             (b) Landlord shall not be required to furnish professional interior design services to Tenant and shall not be required to pay for professional interior design services engaged by Tenant. Further, Tenant's interior furnishings, i.e., specification, supply and installation of furniture, furnishings, and moveable equipment shall be the sole responsibility of Tenant. All of Tenant's installation of interior furnishings and equipment shall be coordinated with any work being performed by Landlord in the Premises or elsewhere in the Building in such manner as to maintain harmonious labor relations and not damage the Building or the Premises or interfere with Building operations; provided, however, that without Landlord's prior consent, Tenant may not install any interior furnishings in advance of the date on which the Premises are Ready for Occupancy.

        3. CONSTRUCTION. Following final approval of the Final Plans, Landlord shall rely upon the Final Plan and use commercially reasonable efforts to complete the Tenant Improvements described in the Final Plans prior to the scheduled anticipated Commencement Date of as set forth the Lease. Landlord's contractor (and its subcontractors) shall construct the Tenant Improvements in accordance with the Final Plans, (a) unless a Change Order is made in accordance with Section 4 of this Agreement, and (b) subject to delays as described in
Section 5 of this Agreement and delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control.

        4. CHANGE ORDERS. If the Tenant requests any change, addition or alteration to the Final Plans or in Landlord's construction and completion of the Tenant Improvements ("Changes"), Landlord shall promptly give Tenant an estimate of the cost of such Changes and the resulting delay in the delivery of the Premises to Tenant Within two (2) days after Tenant's receipt of such written estimate from Landlord, Tenant shall give Landlord written notice indicating whether or not Tenant elects to proceed with any such Changes. If Tenant elects to proceed with such Changes and if, and only if, Landlord approves such Changes, Landlord shall, at Tenants sole cost land expense, promptly make such Changes. If Tenant elects not to proceed with such Changes or fails to timely notify Landlord of Tenant's election within such two (2) day period, Landlord shall complete the Tenant Improvements in the Premises without making such Changes. In the event Tenant desires to proceed with such changes, no different work shall be done unless and until Tenant shall first execute a written agreement concerning the scope of the revised work or materials desired by Tenant, cost of such work or materials and the effect of any resulting delay (each, a "Change Order"). Further, a Change Order shall be required and executed in the event Tenant selects materials or quantities that differ from those specified in the Final Plans. All costs for labor and materials resulting from a Change Order, including the cost of all plans prepared pursuant thereto, shall be billed directly to Tenant by Landlord upon completion of construction of the Tenant Improvements, and Tenant shall pay the amount of such bill as Additional Rent within thirty (30) days after receipt thereof. All Work required pursuant to a Change Order shall be undertaken by Landlord's contractor or its subcontractor and not by Tenant.

        5. TENANT'S DELAYS. To the extent that the Commencement Date of the Term has not occurred because Landlord was delayed in substantially completing the Tenant Improvements as a result of the following (collectively, "Tenant Delays"):

                 (i) Tenant's failure to complete any action item on or before the due date which is the responsibility of Tenant to complete, or

                 (ii) Tenant's request for Changes or the construction of such Changes by Landlord, or

                 (iii) Tenant's request for materials, finishes, or installations other than those specified and reasonably provided by Landlord, or

                 (iv) Any delay by Tenant in making any payment(s) to Landlord, or

                 (v) Any act or failure to act by Tenant, Tenant's employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant, then then, notwithstanding anything to the contrary set forth in the Lease or this Work Letter Agreement and regardless of the actual date of the Substantial Completion of the Premises, the Lease Commencement Date shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant delay or delays, as set forth above, had occurred.

        If Landlord's contractor is required to work beyond the anticipated Commencement Date as a result of Tenant-caused delays (then Tenant shall be responsible for and shall pay to Landlord upon completion of the Tenant Improvements the additional supervisory and general conditions costs incurred by Landlord.

        6. UNAVOIDABLE DELAYS. If the performance by Landlord or any act required herein or elsewhere in the Lease is prevented or delayed by reason of strikes, lockouts, labor disputes, governmental delays, acts of God, fire, floods, earthquake, epidemics, freight embargoes, unavailability of materials and supplies, development moratoriums imposed by any governmental authority, or any other cause beyond the reasonable control of Landlord (including any "Tenant Delay" (as hereinabove defined)), Landlord shall be excused from performance for the time period equal to the time period of the prevention or delay.

        7. TENANT IMPROVEMENT ALLOWANCE FOR VOICE AND DATA NETWORK. Landlord shall contribute a "Tenant Improvement Allowance" for Tenant to utilize for the design and construction of its Voice and Data Network, as proposed in that certain proposal from Mahon Communications Corporation, dated November 5, 1998 and attached hereto as Exhibit C-2, in an amount which may equal, but shall not exceed, Fifty Thousand dollars ($50,000.00). The Tenant Improvement Allowance shall be disbursed by Landlord within 15 days following receipt of Tenant's requests for disbursement which shall include invoices and conditional lien releases (if applicable) which shall be approved by Tenant or Tenant's designer. Any such Improvements shall be made in accordance with Paragraph 3.4 of the Lease. Landlord and Tenant hereby acknowledge and agree that Landlord shall not be obligated to construct and complete any work related to the Tenant's voice and data network as set forth in the above referenced proposal, and Landlord shall not be responsible, in any manner whatsoever, for the design and construction of Tenant's voice and data network or any improvements within the scope of work set forth in above referenced proposal. Tenant hereby agrees to indemnify and defend Landlord and hold Landlord harmless from and against any and all claims, costs, expenses or liability (including, without limitation, Tenant's failure to obtain any necessary permits, approvals or certificates from the applicable governmental authorities and/or actual attorney's costs and fees, and court costs), arising from Tenant's design, construction and operation Tenant's voice and data network in, on or about the Premises.

        Tenant shall not be entitled to receive any payment or credit, or any offset or deduction against any monetary obligation of Tenant under the Lease, for any portion of the Tenant Improvement Allowance which is not expended by Landlord.

        8. WINDOW TINTING. In addition to the work to be performed by Landlord, as set forth above, Landlord shall install window tinting in Building #12.

                                        LANDLORD:  NAM Partners, L.P.



                                        ______________________________________


                                        By: Robert Mashaal, Manager NAM Mills,
                                            L.L.C., its General Partner

                                        TENANT: Brooktrout Technology, Inc.



                                        By:
                                            ---------------------------------
                                            (Authorized Officer)


                                        Print Name: -------------------------


                                        Title: ------------------------------



                                        BY: /s/ Robert C. Leahy
                                            ----------------------------------
                                            (AUTHORIZED OFFICER)


                                        Print Name: ROBERT C. LEAHY
                                                    --------------------------



                                        Title: VICE PRESIDENT
                                               -------------------------------

                                     [GRAPH]

                                    EXHIBIT D

                               LANDLORD'S SERVICES


I. JANITORIAL Landlord will provide no Janitorial or Cleaning Services in the Premises

II.     HEATING, VENTILATING, AIR CONDITIONING

        A. Landlord shall furnish space heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation, daily from 8:00 a.m. to 8:00 p.m., Saturdays and Sundays 10:00 a.m. to 3:00 p.m., holidays excepted.

               If Tenant shall require air conditioning or heating or ventilation outside the hours and days above specified, Landlord shall furnish such service at Tenant's expense.

        B. The air conditioning system is based upon an occupancy of not more than one person per 150 square feet of usable floor area, and upon a combined lighting and standard electrical load not to exceed 3.5 watts per square foot of usable area. In the event Tenant exceeds this condition or introduces onto the Premises equipment which overloads system, and/or in any other way causes the system not adequately to perform their proper functions, supplementary systems, may at Landlord's option be provided by Landlord at Tenant's expense.

III.    WATER

        A. Landlord shall furnish cold water at temperatures supplied by the water mains for drinking, lavatory, and toilet purposes and hot water for lavatory purposes only from regular building supply at prevailing temperatures

V.      ELECTRICAL SERVICE

        Tenant to pay all charges associated with electricity to and for the Premises.

                                    EXHIBIT E

                              RULES AND REGULATIONS



1. The purpose of this Exhibit is hereby agreed to be: To adopt a workable code of regulations protecting the Landlord and Tenant of the Building toward the goal of creating a harmonious atmosphere of high professional competence in the Property.

2. Landlord agrees that Tenant is entitled to and shall have the quiet enjoyment of the Premises.

3. Tenant and Tenant's employees shall not loiter in the entrance or corridors of the Building, or in any way obstruct the sidewalks, halls, stairways and elevators, and shall use the same only as a means of passage to and from their respective offices.

4. The water closets, urinals and other plumbing shall be used for the purpose for which they were constructed and no rubbish, newspapers or other substances of any kind shall be thrown into them.

5. All electric and telephone wiring shall be installed as directed by Landlord and boring or cutting of floors and partitions for wires will not be permitted, except with the written consent of Landlord.

6. Tenant shall not install or use any machinery in the Premises which may cause any unreasonable noise, jar or tremor to the floors or walls, or which by its weight might injure the floors of the Building. Landlord shall prescribe the weight, size and position of all files, safes and heavy equipment used in the building, which in all cases shall stand on a wood or metal base of size and type designated by Landlord. All damage to the Building caused by installing or removing any safe, furniture, equipment or other property shall be repaired at the expense of Tenant.

7. Tenant and Tenant's agents and employees shall not play any musical instrument including radio and television, in a loud or objectionable manner, or make or permit any improper noises in the Building, or interfere in any way with other tenants or those having business with them or bring into or keep within the Building any animal, bird or vehicle.

8.      Tenant shall not conduct any auction on the Premises.

9. All furniture, equipment and height shall be moved into and out of the Building only during such hours as shall be reasonably approved by and under the supervision of Landlord. Landlord will not be responsible for loss of or damage to any furniture, equipment or freight from any cause.

10. All keys to the Premises or the Building shall be returned to Landlord upon the termination of Tenant's lease. Tenant shall not change the locks or install other locks on doors of the Premises unless otherwise provided in the Lease or approved in advance by Landlord.

11. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of the Landlord, is intoxicated or under the influence of liquor or drugs, or who shall do any act in violation of the rules and regulations of the Building.

12. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during hours Landlord may reasonable deem advisable for the adequate protection of the property. Except to those having keys to the Building, use of the Building before 7:00 a.m. or after 6:00 p.m., on Monday through Saturday, or at any time during Sundays or legal holidays shall be permissive and subject to the rules and regulations Landlord may reasonably prescribe. Landlord assumes no responsibility and shall not be liable for any damage resulting from the entry of any authorized or unauthorized person to the Building.

13. Landlord shall have the right to prohibit any advertising by any agent which in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, such Tenant shall refrain from or discontinue such advertising.

14. No Tenant will install blinds, shades, awnings or other form of inside or outside window covering, or window ventilators or similar devices without the prior written consent of Landlord.

15. Tenant shall give Landlord prompt notice of any accidents to or defects in the water pipes, gas pipes, electric lights and fixtures, heating apparatus or any other service equipment.

16. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein.

17. No cooking shall be done or permitted by Tenant on the Premises, except in areas specifically designed for the purpose, without the consent of Landlord, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

18. Tenant shall not use or keep in the Premises of the building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that permitted or approved.

19. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Premises, and must observe strict care and caution that all water faucets or water apparatus are shut off before Tenant or Tenant's employees leave, and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.

20. No commercial vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

21. Tenant shall not disturb, solicit or canvass any occupant of the Building and shall cooperate to prevent same.

22. All parking authorized by the Lease shall be for the personal transportation to and from the Building of Tenant and its employees, and not for long-term (i.e., for more than forty-eight hours) storage of automobiles or for short- or long-term storage of boats, trailers, recreational vehicles, motorcycles or other vehicles or equipment.

23. From time to time it may become advantageous to the Project for Landlord to make further revisions to these rules and regulations. To the extent consistent with and permitted by the Lease, Landlord reserves the right to make such revisions by giving notice to Tenant.

24. There shall be no smoking allowed within the Building and the entry areas of the Building. Smoking shall be permitted only in areas designated by Landlord.

25. Tenant's building operating hours shall be 8:00AM to 8:00PM Monday through Friday and 10:00AM through 3:00PM on Saturdays and Sundays. HVAC charges shall be $15 per hour for any requests made at any time other than Tenant's building operating hours.

                                    EXHIBIT E

                     LEASE COMMENCEMENT MEMORANDUM/AMENDMENT



        This Lease Commencement Memorandum/Amendment is executed on this ____ day of _________, 1999 by and between by and between NAM Partners, L.P, and Brooktrout Technology, Inc. The terms, covenants and conditions set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Lease. To the extent that the provisions of this Amendment are inconsistent with any provisions of the Lease, the provisions of this Addendum shall supersede and control. Lessor and Lessee hereby agree and amend the Lease as follows:

        1.     Possession of the Premises has been tendered to Lessee.

        2. Commencement Date and Term. Pursuant to Paragraph 3 of the Lease, the Commencement Date of the Lease is hereby established for all purposes as and the term, of the Lease shall expire on ____________.

                                LANDLORD: NAM Partners, L.P.


                                _______________________________________________
                                By: Robert Mashaal, Manager NAM Mills, L.L.C., its General Partner



                                TENANT: BROOKTROUT TECHNOLOGY, INC.


                                By:____________________________________________
                                       (Authorized OFFICER)


                                Print Name:____________________________________
                                Title:_________________________________________




                                By:____________________________________________
                                       (Authorized OFFICER)

                                Print Name:____________________________________
                                Title:_________________________________________

                                   EXHIBIT C-1




                      PRICING NOTES, AS SUPPLEMENT TO PLAN
                      INTERSPEED JOB - NORTH ANDOVER MILLS
                         DRAWING DATED: DECEMBER 8, 1998



1.      Drop ceiling to be installed at following areas only:
        -    Eight private offices
        -    Demo Room
        -    Tech Support Lab
        -    Small Conference Room
        -    Large Conference Room
        -    Computer Room & P.C. Storage

2. Flooring to be building standard level loop carpet, glue direct, unless noted otherwise on drawing. Exception 1) Computer Room to receive Anti Static Tile (ESD), Exception 2) Lounge Area to receive VCT.

3.      All new wall surfaces to receive smooth coat and paint

4. All drop ceiling areas to receive building standard 2' x 4' fluorescent fixtures

5.      All areas not receiving drop ceiling will use existing lighting system

6. Computer Room will contain approximately 12 desk top type computers. This room needs to be climate controlled, so if a drop ceiling is required, contractor to price accordingly. Further, provide adequate power for 12 computer systems.

7. Provide One power drop per 4-6 work stations throughout all areas of workstations

8. Caged Stock Rooms require 8' high wire-way partition enclosure as per the drawing. Openings to be sliding gates no less than 6' wide. These rooms need minimal wall electricity - one duplex per hard wall in each

9. Manufacturing lab to receive a total of 12 power drops, locations to be determined

10.     Provide 2 duplex outlets and one mud ring per private office

11. Provide 4 duplex outlets in large conference room, evenly spread, and one mud ring

12. Provide 2 duplex outlets in small conference room, evenly spread, and one mud ring

13.     Provide 4 duplex outlets in demo room, evenly spread, and one mud ring

14. Provide 1 duplex outlet in reception area in floor as shown, and one mud ring

15. Provide one 4-plex floor outlets in center of Large Conference Room, Small Conference Room & Demo Room (only Large Conference Room and Demo Room are shown on plan).

16. Provide one unisex shower, in location to be determined, but in close proximity to either the existing restrooms or the new counter and sink - see note

17.     All new walls to be 10', drywall capped

18.     No improvements are required, other than carpet, at Growth Workstations

19.     Millwork in Demo Room to be building standard Lowers only.

20.     Millwork in Equipment Room to be building standard Lowers and Uppers.




Price to exclude Telcom/Data except for mud rings/pull strings where indicated

                                   EXHIBIT C-1
                        TENANT IMPROVEMENT SPECIFICATIONS
                      INTERSPEED JOB - NORTH ANDOVER MILLS
                                DECEMBER 15,1998


________________________________________________________________________________

ITEM                                       DESCRIPTION
________________________________________________________________________________

Cabinets                    Plastic laminate with plastic laminate counter tops.
                            Shelves shall be Melamine. Plastic laminate shall be Wilsonart or equal.
________________________________________________________________________________

 Vestibule addition         Kawneer (or equal) bronze aluminum framing with 1/4"
                            clear glass, tempered as required by code. Interior
                            "roof" of vestibule shall be gypsum.
________________________________________________________________________________

 Side light glazing         1/4" clear, tempered where required by code.
________________________________________________________________________________

 Interior doors             5 ply solid core red oak, 3' x 7' with clear field
                            finish
________________________________________________________________________________

 Door frames                Painted hollow metal
________________________________________________________________________________

 Door hardware              Standard ADA compliant lever hardware by Schlage,
                            Arrow or Falcon. Ball bearing hinges, standard door
                            stops. No closers
________________________________________________________________________________

 Drywall 3-5/8" metal studs with one layer of 5/8" gypsum each side. Walls are 10' and braced to each other. Sound insulation at conference rooms only. Short walls at Manufacturing to receive gypsum cap.
________________________________________________________________________________

 Acoustic ceiling           Armstrong 2 x 4 square edge lay in fissure tile in
                            standard grid.
________________________________________________________________________________

 Vinyl composition tile     Armstrong standard colors
________________________________________________________________________________

 Static disapative tile     VPI standard colors
________________________________________________________________________________

 Carpet Shaw Industries 26 ounce loop pile "Potential", "On Line", of "Sea Island" lines.
________________________________________________________________________________

 Vinyl base                 Johnsonite standard colors
________________________________________________________________________________

 Paint                      Standard Benjamin Moore colors, primer plus two
                            coast. No polynix.
________________________________________________________________________________

                                   EXHIBIT C-2

                        Mahon Communications Corporation




November 5, 1998






Mr. Todd Pearlman
Yale, Properties
6356 Greenwich Dr.
Suite 230
San Diego, CA 92122

RE:  Highspeed voice and Data Network
     For Interspeed at North Andover Mills

Todd,

MCC is providing the following Scopes of work for your review.

Scopes of work and quantities are calculated from Beth Loepers drawings and Interspeeds needs.

With the height of the ceiling in some areas, MCC is recommending modular furniture to come in contact with either the I-Beams, outside walls or interior hardwalls.

MCC can not install power poles of the lengths that would be needed in those areas, therefore MCC is requesting, if needed building owner to supply Conduit Access to those areas.

During MCC's walk through with Interspeed on October 26, 1998, it was noted that the office space was a non plenum environment allowing for PVC cabling. If this is to change please notify MCC to adjust pricing to plenmun cable.

Scope 1:

     Install 118 Standard locations. Each location consisting of 4 Cat 5 4pr. PVC cables. All cables to terminate on modular patch panels in equipment room, and in 1 -- outlet box at the station location.

                      Material:            $19,056.60
                      Labor:               $15,611.40
                      Tax:                 $   952.83
                                           ----------
                      Total:               $35,620.83

Scope 2:

     Install I - 300Pr. Voice feel and 1 - 12 Strand multimode fiber from the main cross connect room (MC) to the intermediate cross connect room (ICC).

     The 300Pr. Voice feed to terminate 2 pairs each onto modular patch panels.

                                       MCC

                        Mahon Communications Corporation



     At the MC and ICC there will be, I - 24 Port Patch Panel to the 110 Voice wall field to cross connect outside service lines to equipment.

     A 12" Ladder tray will be installed above the 19" Equipment racks for cable access.

                      Material:            $ 7,898.85
                      Labor:               $ 4,233.60
                      Tax:                 $   394.95
                                           ----------
                      Total:               $12,527.40

Scope 3:

     Relocate Interspeeds Bay Networks high speed data network.

                      Labor Only:          $880.00

Scope 4:

     Relocate AT&T Merlin Telephone System.

                      Labor Only:          $960.00

All Scopes of work to be done on normal working hours Monday through Friday.

Summary:              Scope 1:      $35,056.60
                      Scope 2:      $12,527.40
                      Scope 3:      $   880.00
                      Scope 4:      $   960.00

               Total all above Scopes Off Work
                                    $49,424.00

Thank you for your interest in our company and its services.

Sincerely,



Steve Mahon, RCDD
Project Manager

                        Mahon Communications Corporation
                       803 Summer Street Boston, MA 02127
                      Main: 617-269-7100 Fax: 617-269-4306


Quote #               C-249
Company:              Interspeed
Contact:              Steve Ide
Project:              Stations Scope 1


Quotation:

 Qty       Part No.               Description
________________________________________________________________________________
 94000      004240500       Cat 5 4Pr. CMR
  236      OR-60950009      Dual Cat 5 RJ45 Jack
  118      OR-40300158      Faceplates
  119      OR-40300164      Blank Inserts
  118         2348          Work Boxes
  30          MPLS          Pre Wire Brackets
   4        55053-703       19" Equipment Racks
   2        11729-703       Double Vertical Section
  11      OR-851044791      48 Port Patch Panel
  22       OR-60400046      Cable Support Bar
  11      OR-808004410      Wire Manager
  118        KMPT-1         Station Labels
  472        KMPT-2         Patch Panel Labels
   4          MICK          Mounting Clamp Kit
  Lot       CAD Cat 5       Cat 5 Caddy Supports
  300       2300 BAC        Station Wire Mold
  140       PCCAT510        10' Statio Cat 5 Cords
  70         PCCAT55        5' Patch Cords Cat 5
  70         PCCAT57        7' Patch Cords Cat 5
  Lot       Cat 5 T&D       Cat 5 Test & Doc.
   1        As Built        As Built Drawing
  Lot        Permit         Wiring Permit
________________________________________________________________________________
                                             Sub-Total Material:    $19,056.60
          Installation, Staging, Testing and Project Management:    $15,611.40
                                                            Tax:    $   952.83
________________________________________________________________________________
                                              *TOTAL INVESTMENT:    $35,620.83



*Note: Investment does not include sales tax, shipping and handling.

Quote #                               C-249
Company:                              Interspeed
Contact:                              Steve Ide
Project:                              Feeds Scope 2


Quotation:

 Qty         Part No.                 Description
________________________________________________________________________________
  400         300240300         300 Pair Level 3 CMR
   8        OR-851044791        48 Port Patch Panel
  10        OR-808004410        Wire Manager
  18         OR-60400046        Cable Support Bar
  300         25240300          25Pr. Level 3 CMR
  2         OR-851044801        24 Port Patch Panels
  17         11OAW2-1 00        100 Pair Blocks
  50           11OC-4           Connecting Clips C-4
  10           11OC-5           Connecting Clips C-5
   2            188BI           Voice Managers
   8            150BI           Desi Strip Labels
  432          KMPT-l           Patch Panel Labels
   8          KMPT-110          Voice Labels
  400         12 MM CMR         12 Strand M/M Fiber CMR
  400       1" Inner CMR        1" Innerduct CMR
   2       OR-625MCC-12PR.      2 - 12 Port Rack Mt. LIU Loaded
  28        P202OC-C-125        ST/MM Fiber Connectors
   4           3MTSTST          Fiber Patch Cord M/M
   4          10250-012         12" Ladder Tray 10'
  Lot           L-Kit           Ladder Tray Install Kit
   8          11301-001         Butt-Splice Kit
   4         11421-1-12         Wall Angle Support
________________________________________________________________________________
                                             Sub-Total Material:    $ 7,898.85
          Installation, Staging, Testing and Project Management:    $ 4,233.60
                                                            Tax:    $   394.95
________________________________________________________________________________
                                              *TOTAL INVESTMENT:    $12,527.40

*Note: Investment does not include sales tax, shipping and handling.

                            SUBMISSION NOT AN OPTION



THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE, A RESERVATION OF, OR OPTION FOR THE PREMISES AND SHALL VEST NO RIGHT IN ANY PARTY. TENANT OR ANYONE CLAIMING UNDER OR THROUGH TENANT SHALL HAVE THE RIGHTS TO THE PREMISES AS SET FORTH HEREIN AND THIS LEASE SHALL BECOME EFFECTIVE AS A LEASE ONLY UPON EXECUTION, ACKNOWLEDGMENT AND DELIVERY THEREOF BY LANDLORD AND TENANT, REGARDLESS OF ANY WRITTEN OR VERBAL REPRESENTATION OF ANY AGENT, MANAGER OR EMPLOYEE OF LANDLORD TO THE CONTRARY.

                    LANDLORD:  NAM Partners, L. P.

                    TENANT:    Brooktrout Technology, Inc., a
                               Massachusetts corporation

                    PREMISES:  Approximately 36,179 square feet located in
                               North Andover Mills, North Andover, Massachusetts

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I - BASIC LEASE PROVISIONS............................................1

ARTICLE II - PREMISES.........................................................2
         2.1      Premises....................................................2
         2.2      Common Areas................................................2
         2.3      Landlord's Reservations.....................................3
         2.4      Parking.....................................................3

ARTICLE III - TERM; LANDLORD'S AND TENANT'S WORK..............................3
         3.1      Term........................................................3
         3.2      Commencement Date...........................................4
         3.3      Extension Option............................................4
         3.5      Tenant's Work...............................................6

ARTICLE IV - RENT.............................................................7
         4.1      Base Rent and Additional Rent...............................7
         4.2      Security Deposit............................................7
         4.3      Additional Rent.............................................7

ARTICLE V - TENANT'S COVENANTS AND LANDLORD'S OBLIGATIONS
         ....................................................................10
         5.1      General Covenants..........................................10
         5.2      Environmental Covenants....................................11
         5.3      Landlord's Covenants.......................................12

ARTICLE VI - CONDITION OF PREMISES
         ....................................................................12
         6.1      Improvements...............................................12
         6.2      Fixtures: Yield-Up.........................................12
         6.3      Mechanic's Liens...........................................12

ARTICLE VII - INSURANCE
         ....................................................................13
         7.1      Insurance..................................................13
         7.2      Tenant's Risk..............................................13
         7.3      General Requirements.......................................13
         7.4      Indemnity..................................................14
         7.5      Waiver of Subrogation......................................14
         7.6      Landlord's Insurance.......................................14

ARTICLE VIII - CASUALTY AND EMINENT DOMAIN
         ....................................................................15
         8.1      Damage.....................................................15
         8.2      Termination Rights.........................................15
         8.3      Abatement..................................................15











                                       (i)

         8.4      Taking for Temporary Use...................................15
         8.5      Disposition of Awards......................................15

ARTICLE IX - DEFAULTS AND REMEDIES...........................................16
         9.1      Tenant's Default...........................................16
         9.2      Damages....................................................16
         9.3      Landlord's Self-Help.......................................17
         9.4      Landlord's Default.........................................17

ARTICLE X - SUBORDINATION....................................................17
         10.1     Subordination..............................................17
         10.2     Request by Mortgagee.......................................17

ARTICLE XI - MISCELLANEOUS PROVISIONS........................................17
         11.1     Parties Bound..............................................17
         11.2     Landlord's Liabilities and Additional Rights...............18
         11.3     Holding Over...............................................18
         11.4     Quiet Environment..........................................18
         11.5     No Brokerage...............................................19
         11.6     Certificates...............................................19
         11.7     Notices....................................................19
         11.8     No Waiver..................................................19
         11.9     Force Majeure..............................................19
         11.10    Recording..................................................19
         11.11    Waiver of Jury Trial.......................................19
         11.12    Paragraph Headings.........................................19
         11.13    Governing Law..............................................20
         11.14    Severability: Construction and Interpretation..............20
         11.15    When Lease Becomes Binding; Entire Agreement...............20
         11.16    Assignment and Subletting..................................20
         11.17    Execution..................................................24





                                      (ii)